Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	SVP, Acting Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Manager, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces First Quarter 2012 Results

Raises Financial Guidance for Fiscal Year 2012

San Francisco, CA, May 22, 2012 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter of fiscal 2012 ended April 29, 2012 (“Q1 12”).

Q1 12 RESULTS

•	Net revenues increased 6.1% to $818 million from $771 million in the first quarter of fiscal 2011 ended May 1, 2011 (“Q1 11”). Comparable brand revenue increased 5.4%.

•

Operating margin, including unusual business events, decreased to 6.0% from 6.7% in Q1 11. Excluding unusual business events, non-GAAP operating margin in Q1 12 was equal to Q1 11 at 6.9% (see Exhibit 1 for the impact of unusual business events).

•

Diluted earnings per share (“EPS”), including unusual business events, was $0.30 versus $0.29 in Q1 11. Excluding unusual business events, non-GAAP EPS in Q1 12 increased 13% to $0.34 versus $0.30 in Q1 11 (see Exhibit 1 for the impact of unusual business events).

•	During the quarter, the company repurchased 1,644,508 shares of common stock for approximately $62 million, and ended the quarter with $376 million in cash.

Laura Alber, President and Chief Executive Officer commented, “Our first quarter fiscal 2012 financial results represent the best first quarter in the company’s history, exceeding our expectations on a non-GAAP basis for both operating margin and diluted EPS, on revenue growth of 6%. We drove this earnings growth while simultaneously investing in our future growth strategies. We are pleased with this performance – both in terms of operational execution and progress against our long-term growth initiatives.”

Alber continued, “We have good momentum entering the second quarter, and we have made progress on our strategic initiatives for each of our brands to help ensure that the strong start to 2012 leads to similar results for the year. We also delivered $84 million to our shareholders during this quarter in the form of share repurchases and dividends as part of our effort to drive total shareholder returns.”

Comparable brand revenue growth in Q1 12 increased 5.4% on top of 9.0% in Q1 11 as shown in the table below:

First Quarter Comparable Brand Revenue Growth by Concept*

	Q1 12	Q1 11
Pottery Barn	9.1%	7.9%
Williams-Sonoma**	<3.2%>	3.4%
Pottery Barn Kids	<0.8%>	10.9%
West Elm	22.1%	31.1%
PBteen	<6.0%>	7.5%
Total	5.4%	9.0%

*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

**	Williams-Sonoma excludes net revenues from Williams-Sonoma Home merchandise, however, such net revenues are included within Total above. Including Williams-Sonoma Home, comparable brand revenue growth for Williams-Sonoma was <4.3%> in Q1 12 and 3.1% in Q1 11.

Direct-to-customer (“DTC”) net revenues in Q1 12 increased 8.8% to $374 million from $344 million in Q1 11, primarily driven by Pottery Barn and West Elm, as well as incremental net revenues from Rejuvenation and international shipping. This increase was partially offset by decreases primarily in PBteen. E-commerce net revenues increased 11.7% to $324 million in Q1 12 versus $290 million in Q1 11. DTC net revenues generated 46% of total company net revenues in Q1 12 versus 45% in Q1 11.

Retail net revenues in Q1 12 increased 3.9% to $443 million versus $427 million in Q1 11 primarily driven by Pottery Barn and West Elm, partially offset by decreases in Williams-Sonoma and Pottery Barn Kids. Retail leased square footage decreased 1.4%. Comparable store sales in Q1 12 increased 4.6% versus 6.7% in Q1 11.

Gross margin expressed as a percentage of net revenues in Q1 12 was 37.8% versus 38.4% in Q1 11. This 60 basis point decrease was primarily driven by lower selling margins including increased shipping offers, partially offset by the leverage of fixed occupancy expenses due to increasing net revenues.

Selling, general and administrative (“SG&A”) expenses in Q1 12 were $260 million or 31.8% of net revenues versus $244 million or 31.7% in Q1 11. Excluding the 90 basis point impact related to unusual business events in Q1 12 and the 20 basis point impact related to unusual business events in Q1 11, non-GAAP SG&A expenses were $253 million or 30.9% of net revenues in Q1 12 versus $243 million or 31.5% in Q1 11 (see Exhibit 1). This 60 basis point decrease was primarily driven by reductions in general expenses.

Merchandise inventories at the end of Q1 12 increased 10.2% to $586 million versus $532 million at the end of Q1 11.

STOCK REPURCHASE PROGRAM

During the first quarter, the Company repurchased 1,644,508 shares of common stock at an average cost of $37.54 per share and a total cost of approximately $62 million, ending the quarter with $376 million in cash. As of April 29, 2012, there was $94 million remaining under the $225 million stock repurchase program authorized by the Board in January 2012.

FY 12 FINANCIAL GUIDANCE (for the 53-weeks ending February 3, 2013)

•	Second Quarter and Fiscal Year Guidance

Guidance for Second Quarter and Fiscal Year 2012

	Second Quarter		Fiscal Year
	Q2 12 GUID (13 weeks)	Q2 11 ACT (13 weeks)	FY 12 GUID (53 weeks)	FY 11 ACT (52 weeks)
Total Net Revenues (millions)	$850 - $870	$815	$3,950 - $4,020	$3,721
Total % Growth vs. Prior Year (53-week vs. 52-week)	4 - 7%	5.1%	6 - 8%	6.2%
Total Adjusted % Growth vs. Prior Year (53-week vs. 53-week)	N/A	N/A	4 - 6%	6.2%
Comparable Brand Revenue Growth* (53-week vs. 53-week)	4 - 6%	6.5%	4 - 6%	7.3%
Non-GAAP Operating Margin**	7.5 - 8.1%	8.0%	10.1 - 10.4%	10.3%
Non-GAAP Diluted EPS	$0.38 - $0.41	$0.37	$2.42 - $2.49	$2.24
GAAP Diluted EPS	$0.38 - $0.41	$0.37	$2.38 - $2.45	$2.22
Leased Square Footage % Change	<1> - 0%	<4.6>%	<1> - 0%	<1.5>%

*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

**	The non-GAAP operating margin above excludes the impact of unusual business events of less than 10 basis points in Q2 11 and approximately 20 basis points in FY 12. GAAP operating margin was 7.9% in Q2 11 and we anticipate it to be in the range of 9.9-10.2% in FY 12.

Guidance for Fiscal Year 2012 (all amounts in millions, except percentages)

	FY 12	FY 11
	GUID (53 weeks)	ACT (52 weeks)
DTC Net Revenue % Growth vs. Prior Year (53-week vs. 52-week)	11 -14%	12.4%
Adjusted DTC Net Revenue % Growth vs. Prior Year (53-week vs. 53-week)	8 - 11%	12.4%
Comparable Store Sales Growth* (53-week vs. 53-week)	1 - 3%	3.5%
Income Tax Rate	38.2 -38.6%	37.9%
Capital Spending	$200 - $220	$130
Depreciation and Amortization	$136 - $140	$131
Amortization of Deferred Lease Incentives	$26 - $28	$28
Stock-based Compensation Expense	$32 - $34	$24

*	See the company’s 10-K and 10-Q filings for the definition of comparable stores.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 11	Q1 12			Q2 12			FY 12
	ACT	ACT			GUID			GUID
Retail Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	-	-	259	2	<3>	258	8	<12> *	255
Pottery Barn	194	1	<2>	193	1	<2>	192	6	<8> *	192
Pottery Barn Kids	83	-	<1>	82	1	<1>	82	5	<4> *	84
West Elm	37	2	<1>	38	1	-	39	8	<3> *	42
Rejuvenation	3	-	-	3	1	-	4	1	-	4
Total**	576	3	<4>	575	6	<6>	575	28	<27>	577

*	FY 12 store closing numbers include 16 permanent store closures. FY 12 total store opening and closing numbers for Williams-Sonoma, Pottery Barn, Pottery Barn Kids and West Elm include 4, 3, 3 and 1 stores, respectively, for temporary closure and re-opening due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.
**	Temporary “pop-up” stores, where lease terms are typically short-term in nature and are used to test new markets, are not included in the totals above as they are not considered permanent stores. We currently operate three pop-up stores, two in West Elm and one in PBteen.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, May 22, 2012, at 7:00 A.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G – NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges and the impact of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and FY 12 guidance on a comparable basis with our quarterly and FY 11 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our Q2 12 and fiscal year 2012 guidance; our momentum entering the second quarter; and our progress on initiatives and their effects on our future results.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q1 12; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products representing seven distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories) and Rejuvenation (lighting and hardware) – are marketed through 575 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED APRIL 29, 2012 AND MAY 1, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FIRST QUARTER
	2012		2011
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$374,407	45.8%	$344,121	44.6%
Retail net revenues	443,207	54.2	426,704	55.4

Net revenues	817,614	100.0	770,825	100.0
Cost of goods sold	508,348	62.2	474,942	61.6

Gross margin	309,266	37.8	295,883	38.4
Selling, general and administrative expenses	259,943	31.8	244,183	31.7

Operating income	49,323	6.0	51,700	6.7
Interest (income) expense, net	(191)	-	1	-

Earnings before income taxes	49,514	6.1	51,699	6.7
Income taxes	18,798	2.3	20,084	2.6

Net earnings	$30,716	3.8%	$31,615	4.1%

Earnings per share:
Basic	$0.31		$0.30
Diluted	$0.30		$0.29
Shares used in calculation of earnings per share:
Basic	100,172		104,918
Diluted	101,956		107,183

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	April 29, 2012	January 29, 2012	May 1, 2011
Assets
Current assets
Cash and cash equivalents	$376,464	$502,757	$471,023
Restricted cash	14,737	14,732	12,516
Accounts receivable, net	47,688	45,961	42,059
Merchandise inventories, net	586,270	553,461	532,125
Prepaid catalog expenses	34,308	34,294	37,037
Prepaid expenses	32,975	24,188	33,145
Deferred income taxes, net	91,774	91,744	85,688
Other assets	8,606	9,229	7,769

Total current assets	1,192,822	1,276,366	1,221,362
Property and equipment, net	726,133	734,672	724,321
Non-current deferred income taxes, net	11,764	12,382	29,892
Other assets, net	38,847	37,418	21,176

Total assets	$1,969,566	$2,060,838	$1,996,751

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$189,660	$218,329	$192,439
Accrued salaries, benefits and other	77,732	111,774	70,508
Customer deposits	197,347	190,417	189,813
Income taxes payable	30,805	22,435	7,625
Current portion of long-term debt	1,652	1,795	1,542
Other liabilities	23,510	27,049	24,826

Total current liabilities	520,706	571,799	486,753
Deferred rent and lease incentives	179,064	181,762	199,793
Long-term debt	5,450	5,478	7,097
Other long-term obligations	48,112	46,537	52,396

Total liabilities	753,332	805,576	746,039
Stockholders’ equity	1,216,234	1,255,262	1,250,712

Total liabilities and stockholders’ equity	$1,969,566	$2,060,838	$1,996,751

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	January 29, 2012	Openings	Closings	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Williams-Sonoma	259	-	-	259	268	6,500	6,500
Pottery Barn	194	1	<2>	193	201	13,900	13,800
Pottery Barn Kids	83	-	<1>	82	85	8,200	8,200
West Elm	37	2	<1>	38	35	16,600	17,200
Rejuvenation	3	-	-	3	-	17,200	-

Total	576	3	<4>	575	589	10,000	9,900

	Total Store Square Footage
	January 29, 2012			April 29, 2012	May 1, 2011
Total store selling square footage	3,535,000			3,522,000	3,576,000
Total store leased square footage	5,743,000			5,725,000	5,805,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTEEN WEEKS ENDED APRIL 29, 2012 AND MAY 1, 2011

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2012	2011
	(13 Weeks)	(13 Weeks)
Cash flows from operating activities
Net earnings	$30,716	$31,615
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	32,794	32,878
Loss on sale/disposal of assets	362	248
Impairment of assets	-	172
Amortization of deferred lease incentives	(6,563)	(6,939)
Deferred income taxes	(3,172)	(2,104)
Tax benefit from exercise of stock-based awards	3,516	5,145
Stock-based compensation expense	7,993	5,227
Changes in:
Accounts receivable	(1,627)	(326)
Merchandise inventories	(32,571)	(18,227)
Prepaid catalog expenses	(14)	(212)
Prepaid expenses and other assets	(9,695)	(11,779)
Accounts payable	(25,317)	(42,047)
Accrued salaries, benefits and other current and long-term liabilities	(36,135)	(52,272)
Customer deposits	6,827	(2,912)
Deferred rent and lease incentives	3,783	4,691
Income taxes payable	8,366	(34,461)

Net cash used in operating activities	(20,737)	(91,303)

Cash flows from investing activities:
Purchases of property and equipment	(27,819)	(22,236)
Restricted cash deposits	(5)	(4)
Proceeds from sale of assets	39	27

Net cash used in investing activities	(27,785)	(22,213)

Cash flows from financing activities:
Repurchase of common stock	(61,733)	(31,250)
Payment of dividends	(22,136)	(15,782)
Repayments of long-term obligations	(171)	(33)
Proceeds from exercise of stock-based awards	8,275	5,304
Tax withholdings related to stock-based awards	(6,866)	(7,293)
Excess tax benefit from exercise of stock-based awards	4,152	4,006

Net cash used in financing activities	(78,479)	(45,048)

Effect of exchange rates on cash and cash equivalents	708	1,184
Net decrease in cash and cash equivalents	(126,293)	(157,380)
Cash and cash equivalents at beginning of period	502,757	628,403

Cash and cash equivalents at end of period	$376,464	$471,023

Exhibit 1

Reconciliation of Q1 12 and Q1 11 Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in Millions)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q1 12	Q1 11	Q1 12	Q1 11	Q1 12			Q1 11			Q1 12	Q1 11
Net Revenues	$374	$344	$443	$427		$-			$-		$818	$771
GAAP Operating Income/<Expense>**	78	75	34	30		<63	>		<54	>	49	52
GAAP Operating Margin***	20.8%	21.8%	7.8%	7.1%		<7.7	%>		<7.0	%>	6.0%	6.7%
Unusual Business Events (Notes 1 and 2)	-	-	-	2		7			-		7	2
Non-GAAP Operating Income/<Expense> Excluding Unusual Business Events	$78	$75	$34	$32	$	<56	>	$	<54	>	$56	$53
Non-GAAP Operating Margin	20.8%	21.8%	7.8%	7.5%		<6.8	%>		<7.0	%>	6.9%	6.9%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.

**	Operating Income/<Expense> is defined as earnings before net interest income or expense and income taxes.

***	Operating Margin is defined as operating income as a percentage of net revenues.

Reconciliation of FY 12 Guidance and FY 11 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 12 ACT (13 Weeks)	Q2 12 GUID (13 Weeks)	FY 12 GUID (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.38 - $0.41	$2.38 - $2.45
Impact of Employee Separation Charges (Note 1)	$0.04	-	$0.04
Subtotal of Unusual Business Events	$0.04	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.38 - $0.41	$2.42 - $2.49

	Q1 11 ACT (13 Weeks)	Q2 11 ACT (13 Weeks)	FY 11 ACT (52 Weeks)
2011 GAAP Diluted EPS	$0.29	$0.37	$2.22
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)	$0.01	$0.00	$0.02
Subtotal of Unusual Business Events	$0.01	$0.00	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.30	$0.37	$2.24

*	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

Note 1:	Impact of Employee Separation Charges – During Q1 12, we incurred charges of approximately $0.04 per diluted share or approximately 90 basis points of SG&A expenses and less than 10 basis points of gross margin, primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. For FY 12, we anticipate approximately 20 basis points of SG&A expenses and less than 10 basis points of gross margin. These charges were recorded within the unallocated segment.

Note 2:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin. For Q4 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. For FY 11, we incurred total charges associated with asset impairment and early lease terminations of approximately $0.02 per diluted share, or approximately 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 11 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.